UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007 (April 26, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between April 26 and April 30, 2007, we sold to various investors an aggregate of 1,655,000 shares of our common stock for cash in a private placement exempt from registration under the Securities Act of 1933, as amended. In connection therewith, we granted to the purchasers certain registration rights with respect to the resale or other disposition of such shares of common stock. Application has been made to list the shares on the American Stock Exchange. The per-share price of the shares sold was $2.70. The aggregate gross proceeds from the sale were approximately $4.5 million. The private placement was effected pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation S thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: May 2, 2007	By:	/s/ Nicolas J. Evanoff
Name: Nicolas J. Evanoff Title: Vice President, General Counsel and Secretary